Exhibit (17)(b)(iii)

Eaton Vance

Large-Cap Growth Fund

Semiannual Report

June 30, 2014

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act. Accordingly, neither the Fund nor the adviser with respect to the operation of the Fund is subject to CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report June 30, 2014

Eaton Vance

Large-Cap Growth Fund

Table of Contents

Performance	2

Fund Profile	2

Endnotes and Additional Disclosures	3

Fund Expenses	4

Financial Statements	5

Special Meeting of Shareholders	25

Board of Trustees’ Contract Approval	26

Officers and Trustees	29

Important Notices	30

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Performance1,2

Portfolio Managers Lewis R. Piantedosi and Yana S. Barton, CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	09/09/2002	09/09/2002	7.17%	30.34%	16.72%	7.77%
Class A with 5.75% Maximum Sales Charge	—	—	0.99	22.85	15.36	7.13
Class C at NAV	09/09/2002	09/09/2002	6.77	29.37	15.83	6.95
Class C with 1% Maximum Sales Charge	—	—	5.77	28.37	15.83	6.95
Class I at NAV	05/03/2007	09/09/2002	7.34	30.69	17.01	7.95
Class R at NAV	08/03/2009	09/09/2002	7.07	30.05	16.45	7.64
Russell 1000 Growth Index	—	—	6.31%	26.92%	19.23%	8.19%

% Total Annual Operating Expense Ratios[3]			Class A	Class C	Class I	Class R
Gross			1.35%	2.10%	1.10%	1.60%
Net			1.05	1.80	0.80	1.30

Fund Profile4

Sector Allocation (% of net assets)5

Top 10 Holdings (% of net assets)5

Apple, Inc.	4.9%
Gilead Sciences, Inc.	3.0
Amazon.com, Inc.	2.7
Google, Inc., Class A	2.4
Google, Inc., Class C	2.4
QUALCOMM, Inc.	2.4
Facebook, Inc., Class A	2.3
Visa, Inc., Class A	2.1
Priceline Group, Inc. (The)	2.1
Schlumberger, Ltd.	2.0
Total	26.3%

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to eatonvance.com.

2

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Endnotes and Additional Disclosures

[1]

Russell 1000 Growth Index is an unmanaged index of U.S. large-cap growth stocks. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I and Class R is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus. Net expense ratio reflects a contractual expense reimbursement that continues through 4/30/15. Without the reimbursement, if applicable, performance would have been lower.

[4]	Fund invests in an affiliated investment company (Portfolio) with the same objective(s) and policies as the Fund. References to investments are to the Portfolio’s holdings.

[5]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

3

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (January 1, 2014 – June 30, 2014).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (1/1/14)	Ending Account Value (6/30/14)	Expenses Paid During Period* (1/1/14 – 6/30/14)		Annualized Expense Ratio

Actual
Class A	$1,000.00	$1,071.70	$6.42	**	1.25%
Class C	$1,000.00	$1,067.70	$10.25	**	2.00%
Class I	$1,000.00	$1,073.40	$5.14	**	1.00%
Class R	$1,000.00	$1,070.70	$7.70	**	1.50%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,018.60	$6.26	**	1.25%
Class C	$1,000.00	$1,014.90	$9.99	**	2.00%
Class I	$1,000.00	$1,019.80	$5.01	**	1.00%
Class R	$1,000.00	$1,017.40	$7.50	**	1.50%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on December 31, 2013. The Example reflects the expenses of both the Fund and the Portfolio.

**	Absent an allocation of certain expenses to an affiliate, expenses would be higher.

4

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Statement of Assets and Liabilities (Unaudited)

Assets	June 30, 2014
Investment in Large-Cap Growth Portfolio, at value (identified cost, $91,976,994)	$150,124,864
Receivable for Fund shares sold	259,133
Receivable from affiliate	7,000
Total assets	$150,390,997

Liabilities
Payable for Fund shares redeemed	$142,757
Payable to affiliates:
Administration fee	18,448
Distribution and service fees	43,395
Trustees’ fees	125
Accrued expenses	36,880
Total liabilities	$241,605
Net Assets	$150,149,392

Sources of Net Assets
Paid-in capital	$79,903,730
Accumulated net realized gain from Portfolio	12,217,061
Accumulated net investment loss	(119,269)
Net unrealized appreciation from Portfolio	58,147,870
Total	$150,149,392

Class A Shares
Net Assets	$86,001,067
Shares Outstanding	3,835,923
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$22.42
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$23.79

Class C Shares
Net Assets	$30,288,627
Shares Outstanding	1,499,052
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$20.21

Class I Shares
Net Assets	$31,456,671
Shares Outstanding	1,379,045
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$22.81

Class R Shares
Net Assets	$2,403,027
Shares Outstanding	108,647
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$22.12

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

5	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Statement of Operations (Unaudited)

Investment Income	Six Months Ended June 30, 2014
Dividends allocated from Portfolio (net of foreign taxes, $7,699)	$872,973
Interest allocated from Portfolio	614
Expenses allocated from Portfolio	(527,303)
Total investment income from Portfolio	$346,284

Expenses
Administration fee	$109,964
Distribution and service fees
Class A	106,895
Class C	146,927
Class R	5,858
Trustees’ fees and expenses	250
Custodian fee	10,176
Transfer and dividend disbursing agent fees	78,925
Legal and accounting services	10,193
Printing and postage	21,818
Registration fees	22,953
Miscellaneous	8,366
Total expenses	$522,325
Deduct —
Allocation of expenses to affiliate	$56,772
Total expense reductions	$56,772

Net expenses	$465,553

Net investment loss	$(119,269)

Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) —
Investment transactions	$9,288,673
Foreign currency transactions	(2,663)
Net realized gain	$9,286,010
Change in unrealized appreciation (depreciation) —
Investments	$1,075,617
Foreign currency	(1,451)
Net change in unrealized appreciation (depreciation)	$1,074,166

Net realized and unrealized gain	$10,360,176

Net increase in net assets from operations	$10,240,907

6	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013
From operations —
Net investment loss	$(119,269)	$(30,806)
Net realized gain from investment and foreign currency transactions	9,286,010	23,406,462
Net change in unrealized appreciation (depreciation) from investments and foreign currency	1,074,166	20,107,200
Net increase in net assets from operations	$10,240,907	$43,482,856
Distributions to shareholders —
From net investment income
Class A	$—	$(2,108)
Class C	—	(656)
Class I	—	(704)
Class R	—	(48)
From net realized gain
Class A	—	(10,494,148)
Class C	—	(3,699,462)
Class I	—	(3,323,607)
Class R	—	(283,230)
Total distributions to shareholders	$—	$(17,803,963)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$7,364,884	$17,583,544
Class C	2,424,251	6,550,201
Class I	6,449,682	11,772,347
Class R	170,886	613,337
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	—	9,783,567
Class C	—	2,790,423
Class I	—	2,484,010
Class R	—	263,137
Cost of shares redeemed
Class A	(16,702,150)	(40,847,752)
Class C	(3,431,088)	(6,136,875)
Class I	(5,517,540)	(21,439,912)
Class R	(348,436)	(511,282)
Net decrease in net assets from Fund share transactions	$(9,589,511)	$(17,095,255)

Net increase in net assets	$651,396	$8,583,638

Net Assets
At beginning of period	$149,497,996	$140,914,358
At end of period	$150,149,392	$149,497,996

Accumulated net investment loss included in net assets
At end of period	$(119,269)	$—

7	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Financial Highlights

	Class A
	Six Months Ended June 30, 2014 (Unaudited)		Year Ended December 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$20.920		$17.540	$15.730	$16.630	$14.550	$10.680

Income (Loss) From Operations
Net investment income (loss)(1)	$(0.006)		$0.012	$0.002	$0.009	$0.019	$0.014
Net realized and unrealized gain (loss)	1.506		6.069	1.992	(0.909)	2.061	3.856

Total income (loss) from operations	$1.500		$6.081	$1.994	$(0.900)	$2.080	$3.870

Less Distributions
From net investment income	$—		$(0.001)	$—	$—	$—	$—
From net realized gain	—		(2.700)	(0.184)	—	—	—

Total distributions	$—		$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of period	$22.420		$20.920	$17.540	$15.730	$16.630	$14.550

Total Return(2)	7.17	%(3)	35.35%	12.66%	(5.41)%	14.30%	36.11%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$86,001		$89,426	$86,843	$99,259	$113,771	$85,281
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)(6)	1.25	%(7)	1.25%	1.25%	1.25%	1.25%	1.25%
Net investment income (loss)	(0.06	)%(7)	0.06%	0.01%	0.05%	0.13%	0.12%
Portfolio Turnover of the Portfolio	19	%(3)	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The administrator subsidized certain operating expenses (equal to 0.08%, 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

(7)	Annualized.

8	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Financial Highlights — continued

	Class C
	Six Months Ended June 30, 2014 (Unaudited)		Year Ended December 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$18.920		$16.190	$14.630	$15.590	$13.740	$10.160

Income (Loss) From Operations
Net investment loss(1)	$(0.077)		$(0.127)	$(0.118)	$(0.107)	$(0.089)	$(0.072)
Net realized and unrealized gain (loss)	1.367		5.558	1.862	(0.853)	1.939	3.652

Total income (loss) from operations	$1.290		$5.431	$1.744	$(0.960)	$1.850	$3.580

Less Distributions
From net investment income	$—		$(0.001)	$—	$—	$—	$—
From net realized gain	—		(2.700)	(0.184)	—	—	—

Total distributions	$—		$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of period	$20.210		$18.920	$16.190	$14.630	$15.590	$13.740

Total Return(2)	6.77	%(3)	34.27%	11.91%	(6.16)%	13.46%	35.10%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$30,289		$29,318	$22,422	$23,524	$27,905	$25,645
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)(6)	2.00	%(7)	2.00%	2.00%	2.00%	2.00%	2.00%
Net investment loss	(0.81	)%(7)	(0.68)%	(0.74)%	(0.70)%	(0.64)%	(0.62)%
Portfolio Turnover of the Portfolio	19	%(3)	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The administrator subsidized certain operating expenses (equal to 0.08%, 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

(7)	Annualized.

9	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Financial Highlights — continued

	Class I
	Six Months Ended June 30, 2014 (Unaudited)		Year Ended December 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$21.250		$17.750	$15.910	$16.780	$14.640	$10.720

Income (Loss) From Operations
Net investment income(1)	$0.021		$0.063	$0.050	$0.051	$0.053	$0.056
Net realized and unrealized gain (loss)	1.539		6.138	2.012	(0.921)	2.087	3.864

Total income (loss) from operations	$1.560		$6.201	$2.062	$(0.870)	$2.140	$3.920

Less Distributions
From net investment income	$—		$(0.001)	$(0.038)	$—	$—	$—
From net realized gain	—		(2.700)	(0.184)	—	—	—

Total distributions	$—		$(2.701)	$(0.222)	$—	$—	$—

Net asset value — End of period	$22.810		$21.250	$17.750	$15.910	$16.780	$14.640

Total Return(2)	7.34	%(3)	35.61%	13.01%	(5.24)%	14.62%	36.57%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$31,457		$28,336	$29,920	$30,675	$27,560	$22,984
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)(6)	1.00	%(7)	1.00%	1.00%	1.00%	1.00%	1.00%
Net investment income	0.20	%(7)	0.31%	0.29%	0.31%	0.35%	0.43%
Portfolio Turnover of the Portfolio	19	%(3)	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Not annualized.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The administrator subsidized certain operating expenses (equal to 0.08%, 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

(7)	Annualized.

10	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Financial Highlights — continued

	Class R
	Six Months Ended June 30, 2014 (Unaudited)		Year Ended December 31,				Period Ended December 31, 2009(1)
			2013	2012	2011	2010
Net asset value — Beginning of period	$20.660		$17.400	$15.640	$16.580	$14.530	$12.660

Income (Loss) From Operations
Net investment loss(2)	$(0.032)		$(0.037)	$(0.038)	$(0.029)	$(0.011)	$(0.008)
Net realized and unrealized gain (loss)	1.492		5.998	1.982	(0.911)	2.061	1.878

Total income (loss) from operations	$1.460		$5.961	$1.944	$(0.940)	$2.050	$1.870

Less Distributions
From net investment income	$—		$(0.001)	$—	$—	$—	$—
From net realized gain	—		(2.700)	(0.184)	—	—	—

Total distributions	$—		$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of period	$22.120		$20.660	$17.400	$15.640	$16.580	$14.530

Total Return(3)	7.07	%(4)	34.94%	12.42%	(5.67)%	14.11%	14.77	%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,403		$2,417	$1,729	$1,378	$575	$1
Ratios (as a percentage of average daily net assets):
Expenses(5)(6)(7)	1.50	%(8)	1.50%	1.50%	1.50%	1.50%	1.50	%(8)
Net investment loss	(0.31	)%(8)	(0.18)%	(0.22)%	(0.18)%	(0.08)%	(0.15	)%(8)
Portfolio Turnover of the Portfolio	19	%(4)	42%	40%	69%	59%	60	%(9)

(1)	For the period from the start of business, August 3, 2009, to December 31, 2009.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The administrator subsidized certain operating expenses (equal to 0.08%, 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the six months ended June 30, 2014, the years ended December 31, 2013, 2012, 2011 and 2010, and the period ended December 31, 2009, respectively).

(8)	Annualized.

(9)	For the Portfolio’s fiscal year ended December 31, 2009.

11	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance Large-Cap Growth Fund (the Fund) is a diversified series of Eaton Vance Special Investment Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I and Class R shares are sold at net asset value and are not subject to a sales charge. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its distribution plan and certain other class-specific expenses. The Fund invests all of its investable assets in interests in Large-Cap Growth Portfolio (the Portfolio), a Massachusetts business trust, having the same investment objective and policies as the Fund. The value of the Fund’s investment in the Portfolio reflects the Fund’s proportionate interest in the net assets of the Portfolio (93.2% at June 30, 2014). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

B  Income — The Fund’s net investment income or loss consists of the Fund’s pro-rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

As of June 30, 2014, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

H  Other — Investment transactions are accounted for on a trade date basis. Dividends to shareholders are recorded on the ex-dividend date.

I  Interim Financial Statements — The interim financial statements relating to June 30, 2014 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

12

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Notes to Financial Statements (Unaudited) — continued

2  Distributions to Shareholders

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3  Transactions with Affiliates

The administration fee is earned by Eaton Vance Management (EVM) as compensation for administrative services rendered to the Fund. The fee is computed at an annual rate of 0.15% (0.00% effective July 10, 2014) of the Fund’s average daily net assets. For the six months ended June 30, 2014, the administration fee amounted to $109,964. EVM has agreed to reimburse the Fund’s expenses to the extent that total annual operating expenses (relating to ordinary operating expenses only) exceed 1.25%, 2.00%, 1.00% and 1.50% (1.05%, 1.80%, 0.80% and 1.30% effective July 10, 2014) of the Fund’s average daily net assets for Class A, Class C, Class I and Class R, respectively. This agreement may be changed or terminated after April 30, 2015. Pursuant to this agreement, EVM was allocated $56,772 of the Fund’s operating expenses for the six months ended June 30, 2014. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. See Note 2 of the Portfolio’s Notes to Financial Statements which are included elsewhere in this report. EVM provides sub-transfer agency and related services to the Fund pursuant to a Sub-Transfer Agency Support Services Agreement. For the six months ended June 30, 2014, EVM earned $2,951 from the Fund pursuant to such agreement, which is included in transfer and dividend disbursing agent fees on the Statement of Operations. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $11,667 as its portion of the sales charge on sales of Class A shares for the six months ended June 30, 2014. EVD also received distribution and service fees from Class A, Class C and Class R shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Certain officers and Trustees of the Fund and the Portfolio are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended June 30, 2014 amounted to $106,895 for Class A shares. The Fund also has in effect distribution plans for Class C shares (Class C Plan) and Class R shares (Class R Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class C Plan, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class C shares for providing ongoing distribution services and facilities to the Fund. For the six months ended June 30, 2014, the Fund paid or accrued to EVD $110,195 for Class C shares. The Class R Plan requires the Fund to pay EVD an amount up to 0.50% per annum of its average daily net assets attributable to Class R shares for providing ongoing distribution services and facilities to the Fund. The Trustees of the Trust have currently limited Class R distribution payments to 0.25% per annum of the average daily net assets attributable to Class R shares. For the six months ended June 30, 2014, the Fund paid or accrued to EVD $2,929 for Class R shares.

Pursuant to the Class C and Class R Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended June 30, 2014 amounted to $36,732 and $2,929 for Class C and Class R shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d).

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) of 1% generally is imposed on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. For the six months ended June 30, 2014, the Fund was informed that EVD received approximately $700 and $500 of CDSCs paid by Class A and Class C shareholders, respectively.

6  Investment Transactions

For the six months ended June 30, 2014, increases and decreases in the Fund’s investment in the Portfolio aggregated $5,524,118 and $15,876,044, respectively.

13

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Notes to Financial Statements (Unaudited) — continued

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Class A	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013

Sales	346,689	873,080
Issued to shareholders electing to receive payments of distributions in Fund shares	—	483,704
Redemptions	(786,402)	(2,031,855)

Net decrease	(439,713)	(675,071)

Class C	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013

Sales	127,252	347,367
Issued to shareholders electing to receive payments of distributions in Fund shares	—	152,373
Redemptions	(177,858)	(335,351)

Net increase (decrease)	(50,606)	164,389

Class I	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013

Sales	297,433	557,261
Issued to shareholders electing to receive payments of distributions in Fund shares	—	120,820
Redemptions	(251,612)	(1,030,644)

Net increase (decrease)	45,821	(352,563)

Class R	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013

Sales	8,248	30,240
Issued to shareholders electing to receive payments of distributions in Fund shares	—	13,174
Redemptions	(16,621)	(25,782)

Net increase (decrease)	(8,373)	17,632

14

Large-Cap Growth Portfolio

June 30, 2014

Portfolio of Investments (Unaudited)

Common Stocks — 100.1%

Security	Shares	Value

Aerospace & Defense — 2.9%
Boeing Co. (The)	18,444	$2,346,630
United Technologies Corp.	19,876	2,294,684

		$4,641,314

Auto Components — 1.0%
Dana Holding Corp.	67,560	$1,649,815

		$1,649,815

Banks — 3.7%
Citigroup, Inc.	24,687	$1,162,758
PNC Financial Services Group, Inc. (The)	14,672	1,306,541
Regions Financial Corp.	149,734	1,590,175
Wells Fargo & Co.	36,969	1,943,091

		$6,002,565

Beverages — 2.5%
Constellation Brands, Inc., Class A(1)	19,128	$1,685,751
PepsiCo, Inc.	26,650	2,380,911

		$4,066,662

Biotechnology — 8.6%
Amgen, Inc.	22,984	$2,720,616
Biogen Idec, Inc.(1)	8,529	2,689,279
Celgene Corp.(1)	33,421	2,870,196
Gilead Sciences, Inc.(1)	57,337	4,753,811
Vertex Pharmaceuticals, Inc.(1)	8,593	813,585

		$13,847,487

Building Products — 1.3%
Armstrong World Industries, Inc.(1)	36,115	$2,074,084

		$2,074,084

Capital Markets — 1.1%
Invesco, Ltd.	47,199	$1,781,762

		$1,781,762

Chemicals — 3.9%
Eastman Chemical Co.	11,869	$1,036,757
Ecolab, Inc.	21,988	2,448,144
Monsanto Co.	22,721	2,834,218

		$6,319,119

Security	Shares	Value

Communications Equipment — 3.6%
F5 Networks, Inc.(1)	17,040	$1,898,937
QUALCOMM, Inc.	48,319	3,826,865

		$5,725,802

Consumer Finance — 2.4%
American Express Co.	22,257	$2,111,521
Discover Financial Services	28,120	1,742,878

		$3,854,399

Electrical Equipment — 2.3%
Emerson Electric Co.	24,645	$1,635,442
Rockwell Automation, Inc.	16,555	2,072,024

		$3,707,466

Energy Equipment & Services — 2.9%
FMC Technologies, Inc.(1)	23,030	$1,406,442
Schlumberger, Ltd.	27,823	3,281,723

		$4,688,165

Food & Staples Retailing — 1.8%
Costco Wholesale Corp.	15,415	$1,775,192
Wal-Mart Stores, Inc.	14,201	1,066,069

		$2,841,261

Food Products — 2.2%
Hershey Co. (The)	16,272	$1,584,405
Mondelez International, Inc., Class A	50,987	1,917,621

		$3,502,026

Health Care Equipment & Supplies — 4.4%
Cooper Cos., Inc. (The)	8,232	$1,115,683
Covidien PLC	25,633	2,311,584
Medtronic, Inc.	28,420	1,812,059
Stryker Corp.	22,839	1,925,785

		$7,165,111

Health Care Technology — 0.6%
Cerner Corp.(1)	18,794	$969,395

		$969,395

Hotels, Restaurants & Leisure — 2.3%
Marriott International, Inc., Class A	36,422	$2,334,650
Starbucks Corp.	16,866	1,305,091

		$3,639,741

15	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Portfolio of Investments (Unaudited) — continued

Security	Shares	Value

Household Products — 0.8%
Colgate-Palmolive Co.	19,816	$1,351,055

		$1,351,055

Industrial Conglomerates — 0.8%
3M Co.	8,900	$1,274,836

		$1,274,836

Internet & Catalog Retail — 4.8%
Amazon.com, Inc.(1)	13,617	$4,422,529
Priceline Group, Inc. (The)(1)	2,775	3,338,325

		$7,760,854

Internet Software & Services — 7.1%
Facebook, Inc., Class A(1)	55,685	$3,747,044
Google, Inc., Class A(1)	6,692	3,912,611
Google, Inc., Class C(1)	6,692	3,849,774

		$11,509,429

IT Services — 2.8%
Fiserv, Inc.(1)	18,706	$1,128,346
Visa, Inc., Class A	16,241	3,422,141

		$4,550,487

Leisure Products — 1.2%
Brunswick Corp.	45,402	$1,912,786

		$1,912,786

Machinery — 3.6%
Caterpillar, Inc.	19,688	$2,139,495
Donaldson Co., Inc.	38,380	1,624,242
Wabtec Corp.	23,714	1,958,539

		$5,722,276

Media — 2.8%
Comcast Corp., Class A	34,338	$1,843,264
Walt Disney Co. (The)	30,955	2,654,082

		$4,497,346

Oil, Gas & Consumable Fuels — 2.5%
Devon Energy Corp.	18,137	$1,440,078
EOG Resources, Inc.	9,169	1,071,489
Range Resources Corp.	17,301	1,504,322

		$4,015,889

Security	Shares	Value

Personal Products — 1.0%
Estee Lauder Cos., Inc. (The), Class A	22,128	$1,643,225

		$1,643,225

Pharmaceuticals — 2.0%
Perrigo Co. PLC	9,723	$1,417,224
Roche Holding AG ADR	49,496	1,846,201

		$3,263,425

Road & Rail — 1.0%
Union Pacific Corp.	15,384	$1,534,554

		$1,534,554

Semiconductors & Semiconductor Equipment — 4.5%
Avago Technologies, Ltd.	28,225	$2,034,176
Intel Corp.	40,320	1,245,888
NXP Semiconductors NV(1)	39,688	2,626,552
Teradyne, Inc.	71,327	1,398,009

		$7,304,625

Software — 5.0%
Microsoft Corp.	71,784	$2,993,393
Oracle Corp.	38,327	1,553,393
salesforce.com, inc.(1)	29,743	1,727,473
VMware, Inc., Class A(1)	17,997	1,742,290

		$8,016,549

Specialty Retail — 4.5%
AutoNation, Inc.(1)	28,291	$1,688,407
Home Depot, Inc. (The)	31,784	2,573,233
Restoration Hardware Holding, Inc.(1)	7,609	708,017
TJX Cos., Inc. (The)	43,056	2,288,426

		$7,258,083

Technology Hardware, Storage & Peripherals — 6.6%
Apple, Inc.	84,329	$7,836,694
EMC Corp.	107,212	2,823,964

		$10,660,658

Textiles, Apparel & Luxury Goods — 1.6%
NIKE, Inc., Class B	32,632	$2,530,612

		$2,530,612

Total Common Stocks (identified cost $96,970,351)		$161,282,863

16	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Portfolio of Investments (Unaudited) — continued

Short-Term Investments — 0.3%

Description	Interest (000’s omitted)	Value
Eaton Vance Cash Reserves Fund, LLC, 0.12%(2)	$384	$383,552

Total Short-Term Investments (identified cost $383,552)		$383,552

Total Investments — 100.4% (identified cost $97,353,903)		$161,666,415

Other Assets, Less Liabilities — (0.4)%		$(601,460)

Net Assets — 100.0%		$161,064,955

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

ADR	–	American Depositary Receipt

(1)	Non-income producing security.

(2)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of June 30, 2014.

17	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Statement of Assets and Liabilities (Unaudited)

Assets	June 30, 2014
Unaffiliated investments, at value (identified cost, $96,970,351)	$161,282,863
Affiliated investment, at value (identified cost, $383,552)	383,552
Dividends receivable	78,530
Interest receivable from affiliated investment	26
Receivable for investments sold	3,140,451
Tax reclaims receivable	19,264
Total assets	$164,904,686

Liabilities
Payable for investments purchased	$3,722,900
Payable to affiliates:
Investment adviser fee	85,669
Trustees’ fees	1,813
Accrued expenses	29,349
Total liabilities	$3,839,731
Net Assets applicable to investors’ interest in Portfolio	$161,064,955

Sources of Net Assets
Investors’ capital	$96,749,832
Net unrealized appreciation	64,315,123
Total	$161,064,955

18	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Statement of Operations (Unaudited)

Investment Income	Six Months Ended June 30, 2014
Dividends (net of foreign taxes, $8,234)	$933,597
Interest allocated from affiliated investment	657
Expenses allocated from affiliated investment	(109)
Total investment income	$934,145

Expenses
Investment adviser fee	$509,844
Trustees’ fees and expenses	3,821
Custodian fee	28,576
Legal and accounting services	17,539
Miscellaneous	4,076
Total expenses	$563,856

Net investment income	$370,289

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$10,022,276
Investment transactions allocated from affiliated investment	8
Foreign currency transactions	(2,848)
Net realized gain	$10,019,436
Change in unrealized appreciation (depreciation) —
Investments	$1,074,530
Foreign currency	(1,552)
Net change in unrealized appreciation (depreciation)	$1,072,978

Net realized and unrealized gain	$11,092,414

Net increase in net assets from operations	$11,462,703

19	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013
From operations —
Net investment income	$370,289	$891,314
Net realized gain from investment and foreign currency transactions	10,019,436	25,388,763
Net change in unrealized appreciation (depreciation) from investments and foreign currency	1,072,978	21,403,683
Net increase in net assets from operations	$11,462,703	$47,683,760
Capital transactions —
Contributions	$6,733,951	$12,668,333
Withdrawals	(17,096,653)	(58,445,957)
Net decrease in net assets from capital transactions	$(10,362,702)	$(45,777,624)

Net increase in net assets	$1,100,001	$1,906,136

Net Assets
At beginning of period	$159,964,954	$158,058,818
At end of period	$161,064,955	$159,964,954

20	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Supplementary Data

	Six Months Ended June 30, 2014 (Unaudited)		Year Ended December 31,
Ratios/Supplemental Data			2013	2012	2011	2010	2009
Ratios (as a percentage of average daily net assets):
Expenses(1)	0.72	%(2)	0.73%	0.73%	0.72%	0.73%	0.75%
Net investment income	0.47	%(2)	0.58%	0.54%	0.58%	0.63%	0.63%
Portfolio Turnover	19	%(3)	42%	40%	69%	59%	60%

Total Return	7.45	%(3)	36.04%	13.25%	(4.91)%	14.89%	36.77%

Net assets, end of period (000’s omitted)	$161,065		$159,965	$158,059	$173,090	$203,565	$167,631

(1)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(2)	Annualized.

(3)	Not annualized.

21	See Notes to Financial Statements.

Large-Cap Growth Portfolio

June 30, 2014

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Large-Cap Growth Portfolio (the Portfolio) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as a diversified, open-end management investment company. The Portfolio’s investment objective is to seek total return. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At June 30, 2014, Eaton Vance Large-Cap Growth Fund held an interest of 93.2% in the Portfolio.

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities (including common shares of closed-end investment companies) listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Debt Obligations. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Foreign Securities and Currencies. Foreign securities and currencies are valued in U.S. dollars, based on foreign currency exchange rate quotations supplied by a third party pricing service. The pricing service uses a proprietary model to determine the exchange rate. Inputs to the model include reported trades and implied bid/ask spreads. The daily valuation of exchange-traded foreign securities generally is determined as of the close of trading on the principal exchange on which such securities trade. Events occurring after the close of trading on foreign exchanges may result in adjustments to the valuation of foreign securities to more accurately reflect their fair value as of the close of regular trading on the New York Stock Exchange. When valuing foreign equity securities that meet certain criteria, the Portfolio’s Trustees have approved the use of a fair value service that values such securities to reflect market trading that occurs after the close of the applicable foreign markets of comparable securities or other instruments that have a strong correlation to the fair-valued securities.

Affiliated Fund. The Portfolio may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund), an affiliated investment company managed by Eaton Vance Management (EVM). The value of the Portfolio’s investment in Cash Reserves Fund reflects the Portfolio’s proportionate interest in its net assets. Cash Reserves Fund generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund may value its investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio in a manner that fairly reflects the security’s value, or the amount that the Portfolio might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Portfolio is informed of the ex-dividend date. Withholding taxes on foreign dividends and capital gains have been provided for in accordance with the Portfolio’s understanding of the applicable countries’ tax rules and rates. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio’s investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains and any other items of income, gain, loss, deduction or credit.

As of June 30, 2014, the Portfolio had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Portfolio files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

22

Large-Cap Growth Portfolio

June 30, 2014

Notes to Financial Statements (Unaudited) — continued

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Portfolio. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Portfolio maintains with SSBT. All credit balances, if any, used to reduce the Portfolio’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Foreign Currency Translation — Investment valuations, other assets, and liabilities initially expressed in foreign currencies are translated each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investment securities and income and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates in effect on the respective dates of such transactions. Recognized gains or losses on investment transactions attributable to changes in foreign currency exchange rates are recorded for financial statement purposes as net realized gains and losses on investments. That portion of unrealized gains and losses on investments that results from fluctuations in foreign currency exchange rates is not separately disclosed.

G  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under the Portfolio’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Under Massachusetts law, if certain conditions prevail, interestholders in the Portfolio could be deemed to have personal liability for the obligations of the Portfolio. However, the Portfolio’s Declaration of Trust contains an express disclaimer of liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio shall assume the defense on behalf of any Portfolio interestholder. Moreover, the By-laws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

I  Interim Financial Statements — The interim financial statements relating to June 30, 2014 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Portfolio’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for investment advisory services rendered to the Portfolio. The fee is computed at an annual rate of 0.65% of the Portfolio’s average daily net assets up to $500 million and is payable monthly. On net assets of $500 million and over, the annual fee is reduced. For the six months ended June 30, 2014, the Portfolio’s investment adviser fee amounted to $509,844 or 0.65% (annualized) of the Portfolio’s average daily net assets. The Portfolio invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.

Trustees and officers of the Portfolio who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Portfolio out of the investment adviser fee. Trustees of the Portfolio who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended June 30, 2014, no significant amounts have been deferred. Certain officers and Trustees of the Portfolio are officers of the above organizations.

3  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $30,123,867 and $38,503,008, respectively, for the six months ended June 30, 2014.

4  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Portfolio at June 30, 2014, as determined on a federal income tax basis, were as follows:

Aggregate cost	$97,390,151

Gross unrealized appreciation	$64,589,785
Gross unrealized depreciation	(313,521)

Net unrealized appreciation	$64,276,264

23

Large-Cap Growth Portfolio

June 30, 2014

Notes to Financial Statements (Unaudited) — continued

5  Line of Credit

The Portfolio participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Portfolio based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Portfolio, it may be unable to borrow some or all of its requested amounts at any particular time. The Portfolio did not have any significant borrowings or allocated fees during the six months ended June 30, 2014.

6  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At June 30, 2014, the hierarchy of inputs used in valuing the Portfolio’s investments, which are carried at value, were as follows:

Asset Description	Level 1		Level 2	Level 3	Total

Common Stocks	$161,282,863	*	$—	$—	$161,282,863
Short-Term Investments	—		383,552	—	383,552

Total Investments	$161,282,863		$383,552	$—	$161,666,415

*	The level classification by major category of investments is the same as the category presentation in the Portfolio of Investments.

The Portfolio held no investments or other financial instruments as of December 31, 2013 whose fair value was determined using Level 3 inputs. At June 30, 2014, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

24

Eaton Vance Large-Cap Growth Fund

Large-Cap Growth Portfolio

June 30, 2014

Special Meeting of Shareholders (Unaudited)

Eaton Vance Large-Cap Growth Fund

The Fund held a Special Meeting of Shareholders on May 29, 2014 to elect five Trustees. The results of the vote were as follows:

Nominee for Trustee	Number of Shares(1)
	For	Withheld
Scott E. Eston	6,301,955	10,023
Cynthia E. Frost	6,308,222	3,756
George J. Gorman	6,301,955	10,023
Valerie A. Mosley	6,308,832	3,146
Harriett Tee Taggart	6,305,752	6,225

Each nominee was also elected a Trustee of the Portfolio.

(1)	Excludes fractional shares.

Large-Cap Growth Portfolio

The Portfolio held a Special Meeting of Interestholders on May 29, 2014 to elect five Trustees. The results of the vote were as follows:

Nominee for Trustee	Interest in the Portfolio
	For	Withheld
Scott E. Eston	100%	0%
Cynthia E. Frost	100%	0%
George J. Gorman	100%	0%
Valerie A. Mosley	100%	0%
Harriett Tee Taggart	100%	0%

Results are rounded to the nearest whole number.

25

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Board of Trustees’ Contract Approval

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuation is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 28, 2014, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished by each adviser to the Eaton Vance Funds (including information specifically requested by the Board) for a series of meetings of the Contract Review Committee held between February and April 2014, as well as information considered throughout the year at meetings of the Board and its committees. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•	An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•	An independent report comparing each fund’s total expense ratio and its components to comparable funds;

•

An independent report comparing the investment performance of each fund (including, where relevant, yield data, Sharpe ratios and information ratios) to the investment performance of comparable funds over various time periods;

•	Data regarding investment performance in comparison to benchmark indices and customized peer groups identified by the adviser in consultation with the Board;

•

For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other accounts (including mutual funds, other collective investment funds and institutional accounts) using investment strategies and techniques similar to those used in managing such fund;

•	Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management and Trading

•	Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

•

Information about the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through client commission arrangements and the fund’s policies with respect to “soft dollar” arrangements;

•	Data relating to portfolio turnover rates of each fund;

•	The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

•	Information about each adviser’s processes for monitoring best execution of portfolio transactions, and other policies and practices of each adviser with respect to trading;

Information about each Adviser

•	Reports detailing the financial results and condition of each adviser;

•

Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•	Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•	Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;

•

Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•	Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

•

A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers, including with respect to regulatory and compliance issues, investment management and other matters;

26

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Board of Trustees’ Contract Approval — continued

Other Relevant Information

•	Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•	Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

•	The terms of each advisory agreement.

Over the course of the twelve-month period ended April 30, 2014, with respect to one or more funds, the Board met nine times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, seventeen, eleven, six and ten times respectively. At such meetings, the Trustees participated in investment and performance reviews with the portfolio managers and other investment professionals of each adviser relating to each fund, and considered the investment and trading strategies used in pursuing each fund’s investment objective, including, where relevant, the use of derivative instruments, as well as processes for monitoring best execution of portfolio transactions and risk management techniques. The Board and its Committees also evaluated issues pertaining to industry and regulatory developments, compliance procedures, fund governance and other issues with respect to the funds, and received and participated in reports and presentations provided by Eaton Vance Management and other fund advisers with respect to such matters.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement. In evaluating each advisory and sub-advisory agreement, including the specific fee structures and other terms of the agreements, the Contract Review Committee was informed by multiple years of analysis and discussion among the Independent Trustees and the Funds’ advisers and sub-advisers.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuation of the investment advisory agreement of Large-Cap Growth Portfolio (the “Portfolio”), the portfolio in which Eaton Vance Large-Cap Growth Fund (the “Fund”) invests, with Boston Management and Research (the “Adviser”), an affiliate of Eaton Vance Management, including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Portfolio.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Portfolio, the Board evaluated the nature, extent and quality of services provided to the Portfolio by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Portfolio, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Portfolio. The Board specifically noted that the Adviser has devoted extensive resources to in-house equity research and also draws upon independent research available from third-party sources. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Portfolio by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

27

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Board of Trustees’ Contract Approval — continued

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2013 for the Fund. The Board considered various factors that contributed to the Fund’s relative underperformance during the three-year period, as well as the active and ongoing steps the Adviser had taken to improve performance, including changes in the equity group’s leadership, portfolio management staffing and analysts group. The Board concluded that it was satisfied with the steps taken by the Adviser to improve performance and that it was appropriate to allow additional time to evaluate the effectiveness of those steps.

Management Fees and Expenses

The Board reviewed contractual fee rates for investment advisory and administrative services payable by the Portfolio and by the Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and the Fund’s total expense ratio for the year ended September 30, 2013, as compared to a group of similarly managed funds selected by an independent data provider (the “peer group”). The Board noted that the Adviser had waived fees and/or paid expenses for the Fund. The Board considered certain Fund specific factors that had an impact on Fund expense ratios relative to the peer group, as identified by management in response to inquiries from the Contract Review Committee. The Board also considered actions taken by management in recent years to reduce expenses at the fund complex level, including the negotiation of reduced fees for transfer agency and custody services.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund, to the Portfolio and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationships with the Fund and the Portfolio, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Portfolio and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund and the Portfolio, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund and the Portfolio increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the Fund currently shares in the benefits from economies of scale. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund and the Portfolio, the structure of the advisory fee, which includes breakpoints at several asset levels, will allow the Fund and the Portfolio to continue to benefit from economies of scale in the future.

28

Eaton Vance

Large-Cap Growth Fund

June 30, 2014

Officers and Trustees

Officers of Eaton Vance Large-Cap Growth Fund

Payson F. Swaffield

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Officers of Large-Cap Growth Portfolio

Lewis R. Piantedosi

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance Large-Cap Growth Fund and Large-Cap Growth Portfolio

Ralph F. Verni

Chairman

Scott E. Eston

Thomas E. Faust Jr.*

Cynthia E. Frost

George J. Gorman

Valerie A. Mosley

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Harriett Tee Taggart

*	Interested Trustee

29

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

30

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Investment Adviser of Large-Cap Growth Portfolio

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator of Eaton Vance Large-Cap Growth Fund

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

State Street Financial Center, One Lincoln Street

Boston, MA 02111

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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